UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 9, 2008 Horizon Financial Corp. (the “Company”) announced that Gary E. Goodman, a director of the Company, had been appointed to the Company’s Audit Committee.  In addition, the Company also announced that it does not own any Fannie Mae or Freddie Mac preferred stock nor does it own any Fannie Mae common stock.  In addition, as of September 9, 2008 it owned less than 20,000 shares of Freddie Mac common stock that was valued on its books at less than $6,500.  A copy of the Company’s press release of September 9, 2008 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)             Exhibits

99.1           Press Release of Horizon Financial Corp. dated September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: September 9, 2008	By:	/s/Richard P. Jacobson
Richard P. Jacobson
Chief Executive Officer

Exhibit 99.1

Press Release dated September 9, 2008

CONTACTS: V. Lawrence Evans, Chairman Rich Jacobson, CEO Dennis Joines, President & COO 360.733.3050	NEWS RELEASE

GARY E. GOODMAN NAMED TO HORIZON FINANCIAL’S AUDIT COMMITTEE

BELLINGHAM, Wash., Sept. 9, 2008 -- Horizon Financial Corp. (NasdaqGS:HRZB) today announced that Gary E. Goodman was appointed to the Audit Committee, filling the vacancy created last week by Richard Haggen's resignation from Horizon Financial's Board of Directors.

``Gary Goodman has served our Company as a director for more than a decade, and his solid business experience will be invaluable to the other independent directors serving on the Audit Committee,'' said V. Lawrence Evans, Chairman.

In other recent news, the Treasury Department, the Federal Reserve and the Federal Housing Finance Agency announced that the Federal Home Loan Mortgage Corporation (Freddie Mac) and Federal National Mortgage Association (Fannie Mae) had been placed in conservatorship. ``This historic government action to restore health to these major agencies that account for more than half the United States mortgage market should provide improved confidence to the financial markets,'' said Rich Jacobson, CEO of Horizon Financial. ``We do not currently own any Freddie Mac or Fannie Mae preferred shares, nor do we own any Fannie Mae common shares. We have been systematically liquidating our investments in Freddie Mac common shares and as of the date of this press release own less than 20,000 shares valued on our books at less than $6,500. We believe the move by the federal government to recapitalize Freddie Mac and Fannie Mae will provide improved stability in the credit markets and enhance the transparency and valuation of mortgaged-backed securities.''

Horizon Financial Corp. is a $1.4 billion, bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs, results of examinations by our banking regulators, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's filings with the Securities and Exchange Commission (``SEC''). Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2008, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.